Exhibit 10.32

Lease

relating to 2nd Floor, Sovereign House, Vision Park, Histon,
Cambridge

(1) Apia Nominee 1 Limited and Apia Nominee 2 Limited

(2) G W Pharma Limited

Dated 24 May 2011

Osborne Clarke

2 Temple Back East
Temple Quay
Bristol
BS1 5EG
Telephone	+44 (0) 117 917 3000
Fax	+44 (0) 117 917 3005

MOH/0961346/10323249v10/DER

Contents

Prescribed clauses under Schedule 1A of the Land Registration Rules 2003		i
Lease Particular		iii
1.	Definitions and interpretation	1
2.	Demise	6
3.	Tenant’s covenants	6
4.	Landlord’s Covenants	15
5.	Forfeiture	16
6.	Obligations in schedules to this Lease	17
7.	Miscellaneous provisions	17
Schedule 1	Rights granted	20
Schedule 2	Exceptions and Reservations	21
Schedule 3	Matters to which the Lease is subject	22
Schedule 4	Insurance provisions	23
Schedule 5	Rent Review Provisions	26
Schedule 6	Guarantor Covenants	29
Schedule 7	Part I — Services	31
Part 2	Service Charge	34
Schedule 8	Estate Service Charge	37
Schedule 9	Form of Authorised Guarantee Agreement	40
Schedule 10	Regulations	45

Prescribed clauses under Schedule 1A of the
Land Registration Rules 2003

LRI. Date of lease	24 May 2011

LR2. Title number(s)	LR2.1 Landlord’s title number CB170451 LR2.2 Other title numbers

LR3. Parties to this lease

Landlord: Apia Nominee I Limited (Company Number 05593236) and Apia Nominee 2 Limited (Company Number 05593237)s whose registered office is at No 1 Poultry, London EC2R 8EJ

Tenant: GW Pharma Limited (Company Number 03704998) whose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ

LR4. Premises	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. The Premises as defined in clause 1.1.

LR5. Prescribed statements etc.	LR5.1 Not applicable LR5.2 Not applicable

LR6. Term for which the Premises is leased	The term as specified in the definition of Contractual Term in the Lease Particulars

LR7. Premium	None

LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Premises, or to acquire an Interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Premises	None

i

LR11 Easements

LR11.1 Easements granted by this lease for the benefit of the Premises

Contained in schedule 1

LR11.2 Easements granted or reserved by this lease over the Premises for the benefit of other Premises

Contained in schedule 2

LR12. Estate rentcharge burdening the Premises	None

LR13. Application for standard form of restriction	None

LR14. Declaration of trust where there is more than one person comprising the Tenant	Not applicable

ii

Lease Particular

Landlord:	Apia Nominee 1 Limited and Apia Nominee 2 Limited

Company Number:	05593238 and 05593237 respectively

Registered Office:	No 1 Poultry, London EC2R 8E1

Tenant:	GW Pharma Limited

Company Number:	03704998

Registered Office:	Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ

Premises:	Second Floor, Sovereign House, Vision Park, Histon, Cambridge shown edged red on Plan 1

Building:	the land and building known as Sovereign House, Vision Park, Histon, Cambridge shown edged blue on Plan 2

Contractual Term:	Ten years starting on the Term Start Date

Term Start Date:	24 May 2011

Initial Rent:	£216,810 Two Hundred and Sixteen Thousand Eight Hundred and Ten Pounds) per year

Rent Start Date:	24 February 2012

Review Date:	24 May 2016

Permitted Use:	As offices within Class B1(a) of the Schedule to the 1987 Order

Break Dates:	23 May 2016 (First Break Date) 23 May 2018 (Second Break Date) 23 May 2019 (Third Break Date) and Break Date means any one of the Break Dates as applicable

iii

This Lease is made on the date stated and between the parties specified in the Prescribed Clauses

It is agreed as follows:

1.                                     Definitions and interpretation

1.1                              In this Lease, unless the context otherwise requires, the following definitions and those set out in the Lease Particulars will apply:

“1954 Act” means the Landlord and Tenant Act 1954 (as amended),

“1987 Order” means the Town and Country Planning (Use Classes) Order 1987 as amended by the Town and  Country Planning (Use Classes) (Amendment) (England) Order 2005 (as existing at the date of this Lease),

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995.

“2003 Order” means the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003,

“Authorised Guarantee Agreement” means as defined by section 28(1) of the 1995 Act.

“Authority” means any statutory, public, local or other competent authority or court of competent jurisdiction.

“Building” means the building set out in the Lease Particulars or such other land (including the Premises) of a greater or lesser extent as the Landlord may designate from time to time,

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are open for business In the City of London.

“‘Business Hours” means the hours between 8.00 am and 6.00 pm on Mondays to Fridays and between 8.00 am and 1,00pm on Saturdays other (in each case) than on public or general holidays

“Car Parking Spaces” means fifty eight (58) car parking spaces designated from time to time by the Landlord for the use of the Tenant and comprising part of the car parking areas within the Common Parts the spaces designated at the date of this Lease being those shown coloured yellow on Plan 2.

“Common Parts” means all parts of the Building which are not exclusively demised to any tenant and which are designated by the Landlord as available for use in common by the tenants and occupiers of the Building, the Landlord and those properly authorised or permitted by them to do so including the car parking areas, entrance areas, landscaped areas, entrance halls, reception areas, lifts, fire escapes, staircases, passages, landings and toilets of the Building and any other areas or amenities granting access to or egress from the Premises.

“Conduits” means gutters, pipes, ducts, cables, aerials, tanks, sewers, drains, shafts, fire prevention and security installations and all other facilities of a similar nature together with all meters and other apparatus used in connection with them.

“Due Date” means in respect of:

(a)                                the Yearly Rent and VAT on it, the Quarter Day it falls due; and

(b)                                any other rents or sums and VAT on them payable under this Lease, the date twenty (20) Business Days after written demand for payment by way of an invoice for the same is made.

“Due Proportion” means such proportion as is conclusively certified (save in the case of manifest error) by the Landlord’s surveyor (acting reasonably and properly) as representing the due proportion of the relevant expenditure reasonably attributable to the Premises.

“Energy Performance Certificate” means a certificate required to be produced by virtue of Regulation 11 of the Energy Performance of Buildings (Certificates and Inspections) (England and Wales) Regulations 2007.

“Environmental Law” means all laws, regulations, directives and codes of practice applicable to the United Kingdom relating to the protection of the environment (as defined in section 1(2) of the Environmental Protection Act 1990), pollution control and human, animal and plant welfare,

“Estate” means Vision Park, Station Road, Histon, Cambridge which is for the purposes of identification shown edged green on Plan 3 and of which the Building forms part.

“Estate Roads” means the roads and footpaths within the Estate constructed or to be constructed for use by vehicular and pedestrian traffic and as referred to in the Transfer.

“Estate Service Charge” and “Interim Estate Service Charge” are defined in paragraph 1 of schedule 8

“External Areas” means any areas outside the Building which are within the Landlord’s registered title (CB170451) at the date of this Lease.

“Group Company” means a company which is either

(a)                                the holding company of the Tenant; or

(b)                                a wholly-owned subsidiary of either the Tenant or the Tenant’s holding company as both expressions are defined in S1159 Companies Act 2006,

“Guarantor” means the party so named in the Lease Particulars (if any) and any person from time to time who guarantees the obligations of the Tenant In this Lease,

“Insolvent” means as defined in clause 5.1.

“Insurance Rent” means the proper gross amount of all premiums and other expenses (including valuation fees and insurance premium tax) incurred by the Landlord in effecting and maintaining cover for the Premises against the items set out in paragraph 1 of schedule 4.

“Insured Risks” means the risks of loss or damage by fire, lightning, storm, flood, explosion, earthquake, impact from vehicles, aircraft, articles dropped from aircraft, riot, civil commotion, malicious damage, terrorism, bursting or overflowing of water tanks, apparatus or pipes and such other risks of a normally insurable nature against which the Landlord may, in Its reasonable discretion or at the reasonable request of the Tenant insure against from time to time.

“Interest” means interest at the Interest Rate (both before and after judgment) calculated on a daily basis from the Due Date until the date on which payment is made such interest to be compounded quarterly on the Quarter Days,

“Interest Rate” means 3% per year above the base lending rate from time to time of National Westminster Bank Plc (or such other bank as the Landlord may from time to time nominate) or (if base lending rates cease to be published) such other comparable rate of interest as the Landlord (acting reasonably) nominates.

“Landlord” means the party so named in the Lease Particulars and any person from time to time entitled to the immediate reversion to this Lease.

“Lease” means this lease (including the schedules) as supplemented or varied in writing from time to time whether by deed, licence or otherwise,

“Legal Obligations” means (under any jurisdiction whatever) all requirements of any law, treaty, statute, subordinate legislation or bye-law of any Authority at any time during the Term insofar as they relate to the Premises or their use or occupation or the business carried on by the Tenant at the Premises.

“Lettable Unit” means any part of the Building which is let, or intended or designed for letting from time to time to a tenant or tenants or occupied or intended for separate and exclusive occupation by a tenant or tenants (except in connection with managing the Building).

“Managing Agent” means a properly qualified surveyor appointed by the Landlord to properly manage the Building (who may be an employee of the Landlord).

“Neighbouring Premises” means the Building (except the Premises) the External Areas and any property owned by the Landlord adjoining or near to the Building.

“Permitted Part” means such part of the Premises as is self contained and capable of separate beneficial occupation,

“Plan” means the plans annexed to this Lease and references to Plan 1, Plan 2 and Plan 3 shall be deemed to refer to the Plans so marked,

“Planning Acts” means “the consolidating Acts” as defined in the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004 and any other legislation relating to town and country planning in force in England and Wales from time to time which relate to the Tenant’s use of the Premises.

“Plant” means any plant equipment and machinery in or serving the Building during the Term but does not include the Tenants moveable office equipment,

“Premises” means the premises set out in the Lease Particulars and the whole or any part of them as altered or added to from time to time including:

(a)                                the Conduits and Plant within and exclusively serving them up to the point where they connect to those of statutory undertakers or those which are commonly used by the Building;

(b)                                all fixtures and fittings in them (except tenants or trade fixtures and fittings);

(c)                                 the internal finishes applied to the interior of any external and loadbearieg walls or structures of the Building but not any other parts of such external or loadbearing walls or structures:

(d)                                the whole of any internal walls which are not loadbearing within the Premises;

(e)                                 the inner half served medially of any internal walls which are not loadbearing and which divide the Premises from any other part of the Building;

(f)                                  the carpets and the floor screeds and other floor and ceiling finishes up to but excluding any floor slab or joists to which those finishes are affixed; and

(g)                                 the whole of the doors, windows, window frames and glass within the Premises but not any windows, window frames or any forms of glazing which are in or comprise part of the external wall of the Building;

but excluding the structural parts, loadbearing framework, roof, foundations, joists and external walls of the Building and any Conduits and Plant within (but riot exclusively serving) the Premises

GROUND FLOOR ENTRANCE / RECEPTION
2ND FLOOR OFFICE
0
5
10
20
30
SCALE IN METRES
SCALE 1/250

PLAN 1
Vision
Park
Discovery
House
Endeavour
House
Endurance
House
El
Sub Sta
12.5m
STATION ROAD
CHIVERS WAY
Pond
FB
Compass House
Old Railway Goods Yard
Cambridgeshire Guided Busway
Promap
SCALE 1/1250

DTZ

1

PLAN 2

LANDSCAPING
LAKE
FACILITIES BUILDING
SOVEREIGN HOUSE
VICTORY HOUSE
BUILDING F
CONQUEROR HOUSE
BUILDING G

SITE PLAN

PHASE III

PLAN 2

PLAN 3

NORTH
SOVEREIGN HOUSE
VICTORY HOUSE
CONQUEROR HOUSE
1
2
3
4
5
6
SITE PLAN
VISION PARK

PLAN 3

and the air conditioning and heating Plant located on the roof and Conduits thereto regardless of the extent to which the same may exclusively serve the Premises

“Prescribed Clauses” means the prescribed clauses under Schedule 1A of the Land Registration Rules 2003 appearing at the front of this Lease.

“Quarter Days” means 25 March, 24 June, 29 September and 25 December in every year.

“Regulations” means the regulations in Schedule 10 which the Landlord may, having regard to the principles of good estate management, add to, amend or remove during the Term,

“Rent Restrictions” means any restriction on the assessment and recovery of rent imposed by statute or an Authority.

“Rents” means the payments due under clause 2.2 and the other sums reserved by or payable by the Tenant under this Lease.

“Review Period” means the period beginning on any Review Date or (as the case may be) on the Term Start Date and ending on the day before the next Review Date,

“Review Surveyor” means an independent chartered surveyor appointed under paragraph 3 of schedule 5 and, if to be nominated by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors, the President shall be requested to nominate an independent chartered surveyor having recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Premises,

“Service Charge” and “Interim Service Charge” are defined in paragraph 1 of part 2 of schedule 7.

“Services” means the services set out in part 1 of schedule 7.

“Substance” means any substance (whether in the form of a solid, liquid, gas or vapour) the presence, generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to human health, comfort or safety or harm to any other living organism or causing damage to the environment.

“Tenant Covenant” means as defined in section 28(1) of the 1995 Act.

“Tenant” means the party so named in the Lease Particulars and any person in whom this Lease is vested from time to time,

“Term” means the Contractual Term together with any continuation or extension of the Contractual Term whether by agreement, statute or otherwise,

“Transfer” means the transfer of part dated the 29th April 1994 made between Merivale Moore Construction Limited (1) Lloyds Bank S.P. Nominees Limited (2) and Vision Park Management Limited (3),

“Uninsured Damage” means damage or destruction to the Building and/or the Premises and/or any External Areas caused by any risks expressly specified in the definition of the Insured Risks so as to render the Premises wholly or partially unfit for occupation and use and/or inaccessible and which is not insured because insurance is not available or is not available at reasonable commercial rates such that the full cost of reinstatement and rebuilding caused by any such risks is not recoverable by the Landlord under its insurance policy.

“VAT” means value added tax as provided under the VATA.

“VATA” means Value Added Tax Act 1994 and references to the VATA shall include ail statutes, laws, regulations, notices, directions or similar provisions, relating to value added tax and any value added, turned, sales, purchase or similar tax of the United Kingdom or of any other jurisdiction and references to value added tax or to VAT shall be construed accordingly,

“Yearly Rent” means until the Review Date the initial Rent and thereafter any sum substituted for it under the provisions of schedule 5.

1.2                               In this Lease, unless the context otherwise requires:

(a)                                 where at any time a party to this Lease comprises more than one person all obligations and liabilities of or with that party are joint and several and references to that party include references to each such person;

(b)                                 words denoting persons include any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

(c)                                  words in the singular include the plural and vice versa and words in one gender include any other gender;

(d)                                 references to clauses and schedules are to clauses and schedules of this Lease and references to paragraphs are references to paragraphs of the schedule in which they appear;

(e)                                  the Lease Particulars form part of this Lease but the table of contents and the headings are for convenience only and will not affect the construction or interpretation of this Lease;

(f)                                   any obligation by the Tenant not to do or omit to do something includes an obligation not to permit or to suffer that thing to be done or omitted,

(g)                                  where there is an obligation to obtain the consent or approval of the Landlord under this Lease such consent or approval must be contained in a formal deed or licence;

(h)                                 except for any references to the 1987 Order, any reference to a statute or statutory provision includes any subordinate legislation made under it and any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it whether such statute or statutory provision comes into force before or after the date of this Agreement;

(i)                                     the word “assignment” includes equitable assignment and the words “assign” and “assignee” shall be construed accordingly;

(j)                                    references to any statute or legislation include any legislation of the European Union directly applicable in the United Kingdom;

(k)                                 it is a condition of any rights of entry provided for in this Lease that the person exercising such rights will;

(i)                                     give reasonable prior written notice to the person affected (except in case of emergency);

(ii)                               cause as little damage to the Premises or the Premises to which entry is gained (as the case may be) as is reasonably practicable in the exercise of such rights; and

(iii)                            make good any such damage as soon as reasonably practicable to the reasonable satisfaction of the person affected;

(l)                                     references to “occupier of the Premises” include anyone on the Premises;

(i)                                  deriving title under Tenant or any undertenant; or

(ii)                               with the express or implied authority of either the Tenant or any undertenant or anyone deriving title under the Tenant or undertenant.

And where there is a reference to the consequences of the Tenant’s acts, omissions or defaults, all references to the “Tenant” include references to any occupier of the Premises;

(m)                             references to the “end of the Term” are to the end of the Term however and whenever it determines:

(n)                                 references to a numbered plan are to the plan so numbered annexed to this Lease.

2.                                      Demise

2 1          The Landlord demises the Premises to the Tenant for the Term:

(a)                                 together with the rights set out in schedule 1;

(b)                                 excepting and reserving those rights as set out in schedule 2; and

(c)                                  subject to all rights, restrictions, covenants and liabilities affecting the Premises as set out in schedule 3 (if any).

2.2                               The Tenant will pay on each Due Date the following rents to the Landlord:

(a)                                 the Yearly Rent by equal quarterly payments in advance on the Quarter Days the first (or proportionate part) of such payments for the period beginning on the Rent Start Date and ending on the day immediately preceding the next Quarter Day to be paid on the Rent Start Date;

(b)                                 the insurance Rent;

(c)                                  the Interim Service Charge and the Service Charge payable in accordance with the provisions of schedule 7;

(d)                                 the Interim estate Service Charge and the Estate Service Charge payable in accordance with the provisions of Schedule 8.

(e)                                  any VAT payable by the Tenant from time to time; and

(f)                                   Interest payable by the Tenant under the terms of this Lease.

3.                                      Tenant’s covenants

The Tenant covenants with the Landlord throughout the Term;

3.1                               Rent

To pay to the Landlord the Rents without any deduction or set off (except where lawfully provided by statute) and (if required) by standing order or credit transfer to the Landlord’s bank account,

3.2                               Interest

Without prejudice to any other remedy of the Landlord, to pay interest on so much of the Rents as remain unpaid in cleared funds in the case of the Yearly Rent, after the Due Date and the in the case of all other Rents, for a period of ten (10) Business Days after the Due Date, whether or not any such sums have been properly refused by the Landlord so as not to waive any breach of covenant.

3.3                               Outgoings

To pay and indemnify the Landlord against the whole (or where appropriate a Due Proportion) of:

(a)                                 all proper taxes, assessments, impositions, duties, charges, and outgoings payable at any time during and until the end of the Term relating to the Premises by the owner or occupier of the Premises or otherwise due in respect of them (except any tax assessed on the Landlord in respect of its ownership of, rental income from, or any dealing with its reversionary Interest); and

(b)                                 all proper charges for gas, electricity and other services supplied to the Premises (including any proper connection and hiring charges and meter rents).

3.4                               Repair

(a)                                 To keep the Premises in good and substantial repair and condition (damage by Insured Risks excepted save to the extent that any insurance money is irrecoverable as a result of any act or default of the Tenant,

(b)                                 At appropriate intervals to maintain, service and clean all gas, electrical, hydraulic and other mechanical installations and equipment forming part of or in the Premises In accordance with any relevant manufacturers or installer’s maintenance manual and when necessary to have such installation and equipment repaired or (where beyond economic repair) replaced by qualified persons who are and at intervals which are approved by the manufacturers of such installation and equipment.

(c)                                  To clean the Premises (including all drains and gutters) whenever reasonably necessary (but not more than once a month in the case of windows) and keep them in a clean and tidy condition at all times,

(d)                                 To replace the carpets and other floor coverings at the Premises when necessary with others of equivalent quality to those at the Premises at the date of this Lease and to replace them in the last 6 months immediately prior to the end of the Term in colours approved by the Landlord (acting reasonably).

3.5                               Decoration

When necessary and in any event in the last 6 months immediately prior to the end of the Term to prepare and paint, decorate or otherwise treat as appropriate all parts of the Premises which are usually painted, decorated or treated (In respect of the internal parts of the Premises in such colours and with such materials as the Landlord may reasonably require in the last 6 months immediately prior to the end of the Term).

3.6                               Alterations

(a)                                 Not to erect any new building on the Premises nor to make any alterations or additions to the structure or exterior of the Premises or which affect the external appearance of the Premises nor (save as may be permitted under the remainder of this Lease) to make any other alterations or additions to the Premises.

(b)                                 Not without the Landlord’s prior written consent (which will not be unreasonably withheld or delayed):

(i)                                     to make any internal non-structural alterations or additions to the Premises: nor

(ii)                                  to make any alterations or additions to the mechanical and electrical systems in the Premises.

(c)                                  To supply to the Landlord such drawings and specifications as the Landlord reasonably requires to identify any proposed alterations or additions and to carry out such alterations or additions only in accordance with such drawings and specifications in a good and workmanlike manner and to the reasonable satisfaction of the Landlord,

(d)                                 To obtain all necessary consents and approvals pursuant to Legal Obligations for any proposed alterations or additions whether or not requiring the consent of the Landlord and to supply copies to the Landlord as soon as reasonably practicable.

(e)                                  To execute a formal licence in respect of any proposed alterations or additions requiring the consent of the Landlord in such form as the Landlord reasonably requires.

(f)                                   Unless otherwise required by the Landlord to reinstate the Premises at the end of the Term and to make good all consequential damage to the reasonable satisfaction of the Landlord,

3.7                               Signs

(a)                                 Not to exhibit any flashing sign or light on the Premises,

(b)                                 Not to exhibit any flag, sign, advertising notices or promotional material which is visible from the exterior of the Premises without the Landlord’s prior written consent which will not be unreasonably withheld or delayed in the case of a sign displaying the name and business of the Tenant of a style size and number appropriate to the Building and the Permitted Use,

(c)                                  At the end of the Term to remove any sign, poster, notice, advertisement or other item displayed in accordance with this clause and to make good all damage caused to the reasonable satisfaction of the Landlord,

3.8                               Permitted Use

Not to use the Premises otherwise than for the Permitted Use,

3.9                               Prohibited user and nuisance

(a)                                 Not to use the Premises for any noisy, offensive, dangerous, illegal or immoral purpose nor for residential or steeping purposes nor for gambling or betting nor for the sale of alcoholic liquor for consumption whether on or off the Premises.

(b)                                 Not to hold on the Premises any political meeting or public show or spectacle nor any sale by auction.

(c)                                  Not to do anything on the Premises (or on any land over which any right granted by this Lease is exercised) which may be or become a nuisance, damage or disturbance to the Landlord or any owner or occupier of any other land.

(d)                                 Not to deposit store exhibit stack or sell any goods materials articles or other objects outside the Premises.

(e)                                  At all times during the Term to use reasonable endeavours to ensure that the Premises are adequately secured when not in use.

(f)                                   Not to use the Car Parking Spaces otherwise than for the parking of private motor vehicles,

3.10                        Loading and deliveries

Not to bad or unload vetides except in the areas designated by the Landlord for such purpose and in the course of such loading or unloading:

(a)                                 to comply with any reasonable additional regulations of the Landlord and the requirements of the local highway authority which have been notified to the Tenant in writing; and

(b)                                 not to cause any avoidable obstruction.

3.11                        Overloading and damage

Not to overload the Premises nor damage, overload or obstruct any Conduits the Retained Parts or any Plant serving the Premises,

3.12                        Refuse and deleterious substances

(a)                                 Not to burn any rubbish on the Premises or the Common Parts and not to deposit any rubbish on the Premises or the Common Parts other than in proper receptacles.

(b)                                 To ensure that rubbish or refuse receptacles on the Premises are regularly emptied and to comply with the Landlord’s reasonable and proper requirements for the disposal of rubbish or refuse.

(c)                                  Not to permit any Substance to be in on or under or to escape from the Premises and if the Tenant becomes aware of any such Substance in on under or escaping from the Premises to give immediate written notice of it to the Landlord and to remove or remediate it in compliance with the lawful requirements of the Landlord or any competent authority provided that this clause 3.12 (c) shall not prevent the Tenant from keeping on the Premises reasonable quantities of any Substance which is consistent with the Permitted Use and lawfully kept in proper containers.

(d)                                 Not to permit the drains to be obstructed by oil grease or other deleterious matter,

3.13                        Dealings with this Lease

(a)                                 Unless otherwise permitted by this Lease not to;

(i)                                     hold the whole or any part of the Premises on trust for another person; or

(ii)                                  part with or share possession or occupation of the whole or any part of the Premises.

(b)                                 The Tenant may share occupation of the Premises with a Group Company of the Tenant for so long as the Tenant and that company remain members of the same Group without the consent of the Landlord and provided that:

(i)                                     within 20 Business Days of commencement of such sharing of occupation the Tenant shall notify the Landlord in writing of the name and registered office of such Group Company sharing occupation; and

(ii)                                  no relationship of landlord and tenant is created between the Tenant (or any undertenant) and such Group Company,

3.14                        Assignment

(a)                                 Not to assign part only of the Premises,

(b)                                 Not to assign the whole of the Premises without the prior written consent of the Landlord (which will not be unreasonably withheld or delayed),

(c)                                  Without prejudice to any other grounds on which the Landlord may lawfully withhold consent to any assignment or to any other conditions which it may lawfully impose the Landlord is entitled:

(i)                                     to withhold consent in any of the circumstances set out in clause 3.14(d) and/or

(ii)                                  to impose all or any of the conditions set out in clause 3.14(e)

(d)                                 For the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may withhold its consent to an assignment of the whole of the Premises where any one or more of the following circumstances apply:

(i)                                     the proposed assignee is a Group Company and the Landlord reasonably considers that the proposed assignee is of lesser financial standing than the Tenant (aggregated with any surety or other security for the proposed assignee);

(ii)                                  there is an outstanding material breach of covenant by the Tenant; and/or

(iii)                               the proposed assignee is not ordinarily resident within the United Kingdom or (where the proposed assignee is a company or Corporation) it is not incorporated in the United Kingdom.

(e)                                  For the purposes of section 19(1A) of the Landlord and Tenant Act 1927 any consent given by the Landlord to any proposed assignment may be subject to the following conditions:

(i)                                  the execution and delivery by the Tenant to the Landlord before completion of the assignment of a counterpart of a formal licence permitting such assignment in such form as the Landlord reasonably requires;

(ii)                               the execution and delivery by the Tenant to the Landlord before completion of the assignment of an Authorised Guarantee Agreement in the form of the guarantee agreement set out in schedule 9 (with such modifications as the Landlord may require acting reasonably); and

(iii)                            (if reasonably required by the Landlord) the execution and delivery by such persons as the Landlord reasonably requires to act as guarantors to the proposed assignee of a deed in the form of the Guarantor’s covenants set out in schedule 6.

3.15                        Underletting

(a)                                 In this clause, “Permitted Underlease” means an underlease which;

(i)                                     reserves not less than the open market rent for the Premises current at the grant of the underlease or (in the case of a letting of a Permitted Part) an appropriate proportion of such rent;

(ii)                                  provides for the review of the rent on the same dates and substantially on the same terms as contained in this Lease;

(iii)                               is not granted in consideration of any fine or premium;

(iv)                              is granted on terms which are not inconsistent with this Lease (insofar as they relate to the underlet premises) and provide that any further underletting is prohibited;

(v)                                 comprises all the terms of the tenancy entered into between the Tenant and the undertenant;

(b)                                 Not to underlet part only of the Premises otherwise than by way of an underlease of a Permitted Part.

(c)                                  Not to underlet the whole or a Permitted Part of the Premises unless:

(i)                                     the undertenant first covenants with the Landlord In terms reasonably acceptable to the Landlord to observe all applicable terms of this Lease to the extent that the same relate to the underlet premises and save for the payment of the Rents;

(ii)                                  the underlease is a Permitted Underlease;

(iii)                            if the Landlord reasonably so requires, a guarantor or guarantors reasonably acceptable to the Landlord first guarantees or guarantee the undertenant’s obligations in the form set out in schedule 6 (but omitting the provisions relating to disclaimer of the underlease and otherwise amended to extend only to the obligations of the undertenant);

(iv)                              sections 24 to 28 (inclusive) of the 1954 Act are lawfully excluded from the underlease; and

(v)                                 the underletting of a Permitted Part does not produce more than 3 separate and concurrent occupancies of the Premises (excluding occupations pursuant to clause 3.13(b).

and (subject to the above) the Landlord has consented to such underletting (which consent will not be unreasonably withheld or delayed).

(d)                                 To use reasonable endeavours to enforce and not to vary or knowingly waive any of the terms of any underlease and not to agree any rent review in respect of any underlease without the Landlord’s consent (not to be unreasonably withheld or delayed) and to give details of every such rent review to the Landlord within 28 days of its outcome,

(e)                                  At any time (but not more than once in any 12 month period) to produce to the Landlord following written demand full details of any underlettings or occupations affecting the Premises and copies of any documents relating to such interests,

3.16                        Charging

(a)                                 Not to charge part of the Premises.

(b)                                 Not to charge the whole of the Premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld or delayed.

3.17                        Registration

Within 28 days of any assignment, underlease, charge or any other dealing affecting this Lease or any interest deriving title under it to produce to the Landlords solicitors a certified copy of the relevant document and to pay a registration fee of £50 plus VAT,

3.18                        Encroachments

(a)                                 Not to block up or obstruct (either wholly or partially) any window, opening, access way, Conduits or any other facility enjoyed by the Premises nor to give any acknowledgement that any such facility is enjoyed by the consent of any other person.

(b)                                 Not knowingly to permit any encroachment upon or any easement to be created over or in respect of the Premises in favour of a third party.

(c)                                  As soon as reasonably practicable after having become aware of any such encroachment or easement being created or threatened to give notice to the Landlord.

3.19                        Planning and environmental

(a)                                 To comply in all respects with the Planning Acts and with all requirements of Environmental Law in so far as the same relate to the Premises and the rights granted by this Lease.

(b)                                 Not to make any application under the Planning Acts (whether for planning permission or otherwise) in relation to the Premises without the prior written consent of the Landlord (which will not be unreasonably withheld or delayed where the Landlord’s consent or approval is also obtained under the Lease for a permitted alteration, a sign or a change in the Permitted Use).

(c)                                  Not to implement any planning permission if the Landlord makes reasonable and proper objections to any of the conditions subject to which it has been granted.

(d)                                 Where it is a condition of (or a planning obligation associate with) any planning permission that any works be carried out, to carry out such works before the end of the Term if the relevant planning permission is implemented,

(e)                                  As soon as reasonably practicable upon receipt to supply copies to the Landlord of all applications, notices, decisions and other formal communications relating to the Premises or served on the Tenant or any undertenant at the Premises and at the Landlord’s expense to take such action as the Landlord may require in respect of such communication provided that such actions are not adverse to the Tenant’s interests and its business activities.

(f)                                   Not to enter into any agreement or obligation or serve any purchase notice under the Planning Acts without the prior written consent of the Landlord (not to be unreasonably withheld or delayed).

(g)                                  Not without the Landlord’s prior written consent (which will not be unreasonably withheld or delayed) to make any application under Environmental Law in relation to the Premises or any activity carried on there or any use of them.

(h)                                 Not to use any part of the Premises in any way or for any purpose which may be or become a breach of Environmental Law

(i)                                     Not without the Landlord’s prior written consent (which will not he unreasonably withheld or delayed) to commission any Energy Performance Certificate in relation to or for the benefit of the Premises or any premises of which they form part or otherwise to take any action which may invalidate any Energy Performance Certificate which may be in existence from time to time for the benefit of the Premises or the Building and, in relation to or for the benefit of the Premises, to provide full details to the Landlord (including but not limited to the unique reference number attributable to it).

(j)                                    Upon written request from the Landlord to provide to the Landlord such information as the Landlord may reasonably request to enable an Energy Performance Certificate to be produced in relation to the Premises or any premises of which the Premises form part.

3.20                        Legal Obligations

(a)                                 To observe and comply with all Legal Obligations in relation to the Premises and the exercise and purported exercise of the rights granted by this Lease

(b)                                 Where any Legal Obligation requires the carrying out of works to the Premises.

(i)                                     to carry out those works In accordance with the terms of this Lease: and

(ii)                               to carry out those works with good quality materials in a good and workmanlike manner and to the reasonable satisfaction of the Landlord.

(c)                                  As soon as reasonably practicable following receipt of any notice of any Legal Obligation from an Authority or of any formal notice from any third party in relation to the Premises to produce a copy of that notice to the Landlord and if so required to make such proper representation or objections in relation to it as the Landlord (acting reasonably and properly) may require provided that any such representation or objection is not adverse to the Tenant’s interests or business activities,

(d)                                 To give notice to the Landlord of any defect of which the Tenant becomes aware in the Premises which might render the Landlord liable whether under the Defective Premises Act 1972 or this Lease or otherwise immediately upon becoming aware of such defect.

(e)                                  To use reasonable endeavours to observe and perform all provisions contained or referred to in the documents listed in schedule 3 so far as they are enforceable and relate to and affect the Premises,

3.21                        Rights of entry

Subject to clause 1.2 (k) to permit the Landlord and anyone authorised by the Landlord to enter the Premises at all reasonable times with any machinery, tools and equipment.

(a)                                 to exercise any of the rights excepted and reserved out of this Lease;

(b)                                 to inspect the Premises including but not limited to carrying out tests and investigations;

(c)                                  to carry out any relevant works or take any relevant steps pursuant to the Landlord’s rights relating to the use of the Premises and Legal Obligations;

(d)                                 to inspect or carry out works of repair, maintenance, construction, alteration or otherwise to any part of the Building;

(e)                                  in exercise of a right or to comply with an obligation of repair, maintenance or renewal under this Lease; or

(f)                                   to provide the Services in accordance with the provisions of schedule 7.

Provided that the Landlord may only exercise such entry to the extent that the Landlord cannot otherwise reasonably do any of the matters referred to in this Clause 3,21 from outside the Premises,

3.22                        Comply with notices to repair

(a)                                 To carry out all reasonable works necessary to remedy any material breach of covenant of which the Landlord has given proper written notice to the Tenant within two months (or sooner if necessary) after receipt of written notice.

(b)                                 if the Tenant fails to comply with a notice served under clause 3.22(a) to the Landlord’s reasonable satisfaction, the Landlord may (without prejudice to the Landlord’s right of re-entry contained in this Lease) enter the Premises to carry out such works, and the Tenant will to pay to the Landlord on demand as a debt all proper costs and expenses properly incurred by the Landlord In carrying out such works.

3.23                        Costs

To pay the Landlord all proper costs and expenses (including bailiffs’ and professional fees) properly incurred by the Landlord (both during and after the end of the Term):

(a)                                 for the preparation and service of:

(i)                                     a notice under section 146 or 147 of the Law of Premises Act 1925 or pursuant to a provision in this Lease and proceedings pursuant to such notices even if forfeiture is avoided otherwise than by relief granted by the Court; or

(ii)                                  a schedule of dilapidations (including any documents supporting the Landlord’s claim and valuation served in accordance with a relevant pre-action protocol) served during or within six months after the termination of this Lease (but in respect only of dilapidations arising during the subsistence of the Lease);

(b)                                 in the recovery or attempted recovery of arrears of rents due under this Lease from the Tenant or in the enforcement of any of the Tenant’s covenants under this Lease;

(c)                                  dealing with any liquidator, administrative receiver, administrator, receiver or manager, supervisor or trustee in bankruptcy of the Tenant; and

(d)                                 in connection with any application for the consent of the Landlord whether or not granted (unless the consent is unlawfully refused or is granted but subject to unlawful conditions) and in the case of this clause 3.23(d) any such costs and expenses will be reasonable and proper in amount and will be reasonably and properly incurred.

3.24                        Indemnity

To indemnity the Landlord against all claims and proceedings brought against and all damages, costs and liabilities suffered or incurred by the Landlord in connection with the breach of any covenant or obligation of the Tenant under the terms of this Lease,

3.25                        Yielding up

At the end of the Term:

(a)                                 unless otherwise requested by the Landlord prior to the end of the Term to reinstate the Premises to the reasonable satisfaction of the Landlord to their condition prior to any alteration or addition made during the Term or prior to it under any agreement to grant the Term.

(b)                                 unless otherwise requested by the Landlord prior to the end of the Term to remove all signs, Tenants fixtures and fittings and loose items from the Premises making good any damage caused by such removal to the reasonable satisfaction of the Landlord;

(c)                                  to hand over any health and safety file required to be compiled under the Construction (Design and Management) Regulations 2007;

(d)                                 to yield up the Premises to the Landlord with vacant possession in a state and condition consistent with the performance and observance of the Tenant’s covenants and obligations under this Lease; and

(e)                                  at the end of the Term, to apply to the Land Registry to remove any entry relating to this Lease or rights appurtenant to it from the Landlord’s registered title and within 20 Business Days to deliver to the Landlord a copy of the application.

3.26                        Taxation

(a)                                 To pay VAT on any sums payable or supplies made under this Lease on the basis that all consideration under this Lease is exclusive of VAT (if any) and that such VAT will be deemed to fall due on the date the relevant sum is payable or the supply is made.

(b)                                 To pay on demand the VAT payable on all sums reimbursed to the Landlord under this Lease save to the extent that the Landlord is able to recover such sums as input tax.

(c)                                  For the purposes of VAT in respect of any supplies of goods or services made by the Landlord under this Lease, and for so long as the Landlord has exercised the option to tax, not to use or permit the use of the Premises or act in a manner as would cause the option to tax not to have effect or to cause a supply not to be a taxable supply provided always that the use by the Tenant for commercial purposes for the Permitted Use shall not be deemed to be a breach of this clause 3.26(c).

3.27                        Regulations

To observe and perform or cause to be observed and performed the Regulations.

3.28                        Registration of Lease

If this Lease is subject to registration at the Land Registry to apply to the Land Registry for registration of the Tenant as proprietor of this Lease at the Land Registry as soon as reasonably practicable and as soon as reasonably practicable following registration deliver to the Landlord official copies of the registered title evidencing that the Tenant is the registered proprietor.

4.                                      Landlord’s Covenants

The Landlord covenants with the Tenant as follows:

4.1                               Quiet enjoyment

That the Tenant will peaceably and quietly hold and enjoy the Premises during the Term without any interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

4.2                               Services

(a)                                 The Landlord shall use all reasonable endeavours to provide the Services:

(b)                                 Despite clause 4,2(a) the Landlord is not obliged to provide Services to the extent only that:

(i)                                     it is temporarily prevented from doing so by circumstances beyond its control, including breakdown, damage, the need for inspection, maintenance, repair or replacement, shortage of fuel, equipment or materials or inclement weather; or

(ii)                                  the Services cannot reasonably be provided temporarily because the Landlord is temporarily inspecting or doing works to the Building or the External Areas provided that the Landlord reinstates the Services immediately following the inspection or works (as appropriate); or

(iii)                               the Landlord has varied or discontinued the Services in accordance with clause 4.2(c);

but in the circumstances envisaged in clauses 4,2(b)(i) and 4,2(b)(ii) the Landlord shall restore the Services affected as soon as reasonably practicable and shall keep any temporary Interruption to a minimum.

(c)                                  The Landlord (acting reasonably and properly) may add to, vary or discontinue any of the Services where it reasonably considers it appropriate to do so having regard to the principles of good estate management and the Tenant’s use and enjoyment of the Property in accordance with the provisions of this Lease provided that where the extent nature or quality of any Service may be varied the Landlord shall act reasonably and properly in deciding the extent, nature and quality of the relevant Service and any discontinuance or withholding which materially adversely affects the Tenant’s use and enjoyment of the Premises or the exercise of the rights granted under Schedule 1 may only be on a temporary basis.

(d)                                 In the case of Services involving the need to react to disrepair or other circumstances, the Landlord shall not be liable for any failure to react and thus provide the relevant Service until such time as the Landlord has notice of the disrepair or other circumstances and has failed within a reasonable time (which shall be an urgent response in the case of emergency) to provide the relevant Service,

5.                                      Forfeiture

5.1                               “Insolvent” means (by reference to the relevant provisions of the Insolvency Act 1986 and the Insolvent Partnership Order 1994 (as the case may be)):

(a)                                 In relation to a company or other corporation which is the Tenant or a Guarantor:

(i)                                     passes a resolution for its winding up or is the subject of a winding up or dissolution order (other than in respect of a solvent voluntary liquidation for the purpose only of reconstruction or amalgamation);

(ii)                                  enters into any composition in satisfaction of its debts or any scheme or arrangement of its affairs (company voluntary arrangement) or assignment for the benefit of Its creditors;

(iii)                               is the subject of an administration order;

(iv)                              the appointment of a receiver administrative receiver administrator or similar officer over any of its business or assets; or

(b)                                 in relation to an individual who is the Tenant or a Guarantor:

(i)                                     is the subject of a bankruptcy order;

(ii)                                  enters Into a composition in satisfaction of his debts or a scheme of arrangement of his affairs (individual voluntary arrangement);

(iii)                               is the subject of an interim order; or

(iv)                              the appointment of a receiver or interim receiver;

(c)                                  in relation to a partnership which is the Tenant or a Guarantor:

(i)                                     is the subject of an administration order;

(ii)                                  the entry into a voluntary arrangement.

5.2                               The Landlord may terminate this Lease by re-entering the Premises (or a part of them in the name of the whole) itself or by an authorised agent at any time if:

(a)                                 any rents are unpaid for 15 Business Days after the Due Date whether formally demanded or not); or

(b)                                 there is a material breach of the Tenant’s obligations under this Lease; or

(c)                                  the Tenant or any Guarantor becomes insolvent.

5.3                               Re-entry in exercise of the right in clause 5.2 does not affect any other right or remedy of the Landlord for breach of covenant by the Tenant occurring before the termination of this Lease (including any breach in respect of which re-entry is made).

6.                                      Obligations in schedules to this Lease

The Landlord and Tenant mutually covenant to observe and perform their respective obligations and conditions in the schedules.

7.                                      Miscellaneous provisions

7.1                               Other Premises

(a)                                 The Tenant is not entitled to and the Premises do not enjoy any right, easement or privilege which might limit or prejudice the unrestricted use of any other premises for any purpose whatsoever,

(b)                                 No rights are granted by this Lease other than those expressly set out in schedule 1 and for the avoidance of doubt the operation of section 62 of the Law of Premises Act 1925 is excluded from this Lease.

(c)                                  The Tenant has no benefit and no right to control the enforcement or the proposed release or modification of any covenants, obligations or any other matter relating to any other premises,

7.2                               Use

No warranty is given by the Landlord that the Premises can lawfully be used for any purpose authorised by this Lease or otherwise.

7.3                               Common Parts and Conduits

(a)                                 The Landlord acting reasonably may on reasonable written notice from time to time change the location area or arrangements for use by the Tenant of any part of the Common Parts or the Conduits so long as there remain available for the benefit of the Premises rights reasonably commensurate with those granted by this Lease,

(b)                                 The Landlord acting reasonably may temporarily suspend the rights granted for the benefit of the Tenant in this Lease where reasonably necessary to enable essential repair or maintenance work to be carried out provided that the Landlord uses all reasonable endeavours to reinstate such rights as soon as reasonably practicable and to minimise the period of disruption to the Tenant and any legal occupiers or their business at the Premises and where a reasonable alternative is available such reasonable alternative is offered to the Tenant and the legal occupiers of the Premises.

7.4                               Compensation

The Tenant is not entitled to claim any compensation from the Landlord whether on vacating the Premises or otherwise unless and to the extent that any statutory rights to compensation precludes the operation of this clause.

7.5                               Abandoned goods

In addition to any other remedy available to the Landlord if any fixtures, furniture or other items are left in the Premises at the end of the Term and the Tenant does not remove them within 10 Business Days of being requested to do so then:

(a)                                 the Landlord may (without any obligation as trustee or bailee) sell such Premises as agent of the Tenant and hold the sale proceeds after deduction of the proper costs of removal, storage and sale on trust for the Tenant: and

(b)                                 the Tenant will indemnify the Landlord against any liability to a third party whose Premises has been so sold by the Landlord,

7.6                               Notices

(a)                                 Any notice to a party under this Lease shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post, prepaid special delivery or fax to the address of the party as set out in the Leese Particulars or as otherwise notified in writing to the other party(ies) from time to time or, in the case of the Tenant, to the Premises.

(b)                                 Except as referred to in clause 7.6(c) a notice is deemed to have been served:

(i)                                     at the time of delivery if delivered personally;

(ii)                                  48 hours after posting in the case of an address in the United Kingdom and 96 hours after posting for any other address; or

(iii)                               2 hours after transmission if served by fax during normal business hours of the recipient, and at the opening of the next normal Business Day if not sent during such normal business hours,

If the deemed time of service is not during normal business hours in the country of receipt, the notice is deemed served at, or, in the case of faxes, two hours after the opening of business on the next Business Day of that country.

(c)                                  The deemed service provisions set out in clause 7.8(b) do not apply to:

(i)                                     a notice served by post, if there is a national or local disruption of postal services which affects the giving of the notice; and

(ii)                                  a notice served by fax, if the receiving party informs the sending party that the notice has been received in a form which is unclear,

(d)                                 A party to this Lease must not attempt to prevent or delay the service on it of a notice connected with this Lease.

(e)                                  If the receiving party consists of more than one person then a notice to one of them is notice to all.

7.7                               Tenant’s Break Option

(a)                                 The Tenant may terminate this Lease on any Break Date by giving to the Landlord not less than six months’ prior notice in writing provided that by the relevant Break Date:

(i)                                     The Tenant has paid the Yearly Rent up to and including the relevant Break Date but not for any period after the relevant Break Date; and

(ii)                                  In the case of either the Second Break Date or the Third Break Date only, the Tenant has by the relevant Break Date paid to the Landlord in cleared funds a further sum by way of contractual compensation calculated as equivalent to three (3) months Yearly Rent (at the rate applicable immediately prior to the relevant Break Date) together with any VAT chargeable thereon, if applicable.

(b)                                 Subject to compliance with clause 7.7(a) only this Lease will terminate on the relevant Break Date but without prejudice to any claim in respect of any prior breach of the obligations contained in this Lease.

(c)                                  Time is of the essence for the purposes of this clause 7.7.

7.8                               New Guarantor

If a Guarantor becomes Insolvent or dies or has a receiver appointed under the Mental Health Act 1983, the Tenant will (if the Landlord so reasonably requires):

(a)                                 provide a new guarantor in place of the outgoing guarantor;

(b)                                 procure that the new guarantor enters into a deed in the material terms of the covenants contained in schedule 6;

(c)                                  pay to the Landlord within 14 days of written demand the Landlord’s reasonable and proper legal costs in connection with such deed.

7.9                               Landlord and Tenant (Covenants) Act 1995

(a)                                 The clauses of this Lease will only take effect insofar as they do not contravene the provisions of the 1995 Act.

(b)                                 Insofar as any provisions of this Lease contravene the provisions of the 1995 Act the relevant provisions (or if applicable, the relevant parts of them) are deemed to be deleted so far as necessary to ensure such compliance.

(c)                                  Any such deemed deletion does not affect the remaining provisions of this Lease.

7.10                        Exclusion of third party rights

Unless expressly provided in this Lease, no express term of this Lease or any term implied under It is enforceable pursuant to the Contract’s (Rights of Third Parties) Act 1999 by any person who is not a party to it.

7.11                        Governing law and jurisdiction

(a)                                 This Lease and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

(b)                                 The parties irrevocably agree that the English courts Shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Lease, its subject matter or formation unless any such dispute or claim is dealt with pursuant to schedule 4 paragraph 4.2 or schedule 5 paragraph 3.

This Lease is executed and delivered as a deed on the date appearing at the head of the Lease Particulars.

Schedule 1

Rights granted

1.                                      The right in common with the Landlord, and ail others authorised by the Landlord or otherwise entitled, for the Tenant and any occupier of the Premises at all times:

(a)                                 to use with or without vehicles as appropriate the External Areas designed to provide access, but the Landlord may:

(i)                                     erect barriers if the Landlord provides the Tenant with a key to them; and

(ii)                                  realign any accessway after notifying the Tenant provided that the Tenant shall at all times have access to the Car Parking Spaces and the Building,

(b)                                 to have access to end from the Building and the Premises at all times;

(c)                                  to use all Conduits and Plant serving the Premises;

(d)                                 to use the Common Parts for the purpose which they are designed or made available;

(e)                                  to have support and protection for the Premises from the remainder of the Building;

(f)                                   to park 58 private motor cars in the Car Parking Spaces;

(g)                                  to display (and maintain at all times) the name and logo of the Tenant (or the permitted occupier) on a notice board provided by the Landlord in the entrance hall of the Building and on the Common Parts at the entrance to the Premises and on each Car Parking Space, in each case in a manner approved by the Landlord such approval not to be unreasonably withheld or delayed; and

(h)                                 to exclusively use the toilets and washrooms on the second floor.

2.                                      Insofar as reasonably necessary for the use and enjoyment of the Premises for the Permitted Use the rights granted by the Transfer for the benefit of the Building and the External Areas in common with the Landlord and all others authorised by the Landlord or otherwise entitled, including the right at all times to pass with or without vehicles over the Estate Roads.

3.                                     Subject to clause 1.2(k) a right to enter (at all reasonable times and after giving reasonable written notice to the Landlord except in the case of emergency) such other parts of the Building as may reasonably be necessary for the purpose of the Tenant, installing any new Conduits in the Premises and carrying out any clearing of or repairs to any Conduits forming part of the Premises the Tenant doing as little damage as reasonable practicable,

Schedule 2

Exceptions and Reservations

1.                                      Subject to clause 1.2 (k) the right for the Landlord:

1.1                               whether by itself, or in agreeing or consenting to others doing so, to do works on, or to use, any Neighbouring Premises in whatever manner the Landlord desires or allows, even if:

(a)                                 the access of light and air to the Premises; and

(b)                                 any other amenity enjoyed by them;

is affected in any way (but not so as to derogate from the rights granted in schedule 1);

1.2                               to use any Conduits or Plant in the Premises;

1.3                               to enter the Premises only where entry is required to the extent any works are reasonably necessary and can not reasonably or practicably be carried out without such entry.

(a)                                 to install or do any works to the Plant;

(b)                                 to lay, connect to, re-route or do anything else in relation to Conduits serving Neighbouring Premises;

(c)                                  to inspect or do any works or anything else in relation to the riser cupboards within the Premises;

(d)                                 where it is reasonably necessary to provide the Services referred to in part 1 of schedule 7);

(e)                                  to inspect, clean, alter, repair, maintain, renew, demolish or rebuild any part of the Building;

(f)                                   for any purposes referred to elsewhere in this Lease.

1.4                               to erect temporary scaffolding outside the Building provided that (save in the case of emergency or where the scaffolding is required to remedy a breach by the Tenant of its obligations under this Lease) the Landlord shall first notify the Tenant of the proposal to erect scaffolding and shall have regard to any reasonable representation the Tenant may make and wherever the Landlord or some other person on its behalf or with its authority exercises any right to erect or maintain scaffolding outside or affixed to the Premises the Landlord shall use all reasonable endeavours to procure:

(a)                                 That the scaffolding is removed as soon as practicable on completion of the relevant works and remains in situ for the minimum practical period to enable the relevant works to be carried out; and

(b)                                 That the person erecting such scaffolding shall make good all physical damage caused to the Premises and/or Building as soon as reasonably practicable after the removal of the same

1.5                               to have support and protection for the Building from the Premises.

2.                                      The exceptions and reservations contained in the Transfer.

Schedule 3

Matters to which the Lease is subject

All deeds and documents contained or referred to in the register of Title Number CB170451 as at 2 February 2011 at 12:58:01

Schedule 4

Insurance provisions

1.                                      Landlord’s covenant

The Landlord will keep the Building insured with an insurer of repute (subject to such excesses, conditions and limitations as the insurers may require or the Landlord may negotiate) against:

1.1                              damage or destruction by all of the Insured Risks in a sum equal to the Landlord’s reasonable estimate from time to time (acting reasonably) of the full reinstatement cost of the Premises including:

(a)                                 the costs of demolition, shoring up and site clearance works;

(b)                                 all architects’ surveyors’ and other professional fees and incidental expenses in connection with reinstatement; and

(c)                                  VAT liability on such items to the extent applicable and to the extent that the Landlord may not be able to recover VAT.

1.2                               not less than 3 year’s loss of the Yearly Rent;

1.3                               third party and public liability risks; and

1.4                               liability under the Defective Premises Act 1972 (and any other enactment in respect of which the Landlord requires insurance).

2.                                      Tenant’s covenants

The Tenant will:

2.1                               not do or omit to do anything which may render any insurance policy relating to the Premises void or voidable in whole or part;

2.2                               not do or omit to do anything which may result in the increase of any premium payable under any insurance policy and if such increased premium becomes payable nonetheless pay to the Landlord within 14 days of demand the amount of such increase;

2.3                               comply with all lawful requirements of the insurers in relation to the Premises notified in writing to the Tenant and in particular (but not by way of limitation) Install and maintain such fire equipment and observe such fire precautions as the insurers and the fire authority require;

2.4                               notify the Landlord as soon as practicable upon becoming aware of any loss or damage relating to the Premises;

2.5                               not effect any insurance which duplicates the insurance effected by the Landlord in relation to the Premises and if the Tenant does so in breach of this paragraph, it will hold any such policy and any proceeds received upon trust for the Landlord and pay such proceeds to the Landlord immediately upon receipt;

2.6                               pay to the Landlord within 14 days of written demand any proper sums under an insurance policy relating to the Premises which:

(a)                                 the Landlord is unable to recover owing to the act, neglect or default of the Tenant or any occupier of the Premises;

(b)                                 relate to any excess to which the insurance cover is subject provided that in the case of such excess the Tenant shall only be liable to pay its Due Proportion,

3.                                      Reinstatement

3.1                               If the Building, the Premises or any of the Common Parts or External Areas reasonably required for the use of the Premises in accordance with this Lease are damaged or destroyed by any of the Insured Risks, the Landlord will (unless and to the extent the insurance has been vitiated by the Tenant or any occupier of the Premises) apply the net insurance proceeds (other than any received in respect of loss of the Yearly Rent) and any money paid by the Tenant pursuant to paragraph 2,6 in repairing or reinstating the Building, the Premises and/or any such Common Parts or External Areas with all due speed subject to:

(a)                                 the Landlord obtaining any necessary planning and other permissions, consents, licences and approvals (which the Landlord will use its reasonable endeavours to obtain but the Landlord will not be obliged to institute or pursue any appeal);

(b)                                 the necessary labour and materials being available (which the Landlord will use all reasonable endeavours to obtain as soon as practicable); and

(c)                                  the payment by the Tenant to the Landlord of any money payable under paragraph 2.6.

3.2                               The Landlord will not be obliged to reinstate the Premises and/or any such Common Parts in precisely the same form as previously so long as the Tenant is provided with accommodation and facilities which are reasonably comparable to those existing before the damage or destruction.

4.                                      Rent abatement

4.1                               If the Premises or any of the Common Parts reasonably required for the use of the Premises in accordance with this Lease are destroyed or damaged by any of the Insured Risks so as to render the Premises unfit for occupation and use (and/or inaccessible), then (provided that the insurance and the recovery of any monies under it has not been prejudiced (either in whole or part) by the act, neglect or default of the Tenant or any occupier of the Premises the Yearly Rent and Service Charge (or a fair proportion of them according to the nature and extent of the damage) ceases to be payable until the Premises and/or any such Common Parts are again fit for occupation and use and accessible or, if earlier, until expiry of the period insured for the loss of the Yearly Rent.

4.2                               Any dispute concerning the amount or duration of such abatement of the Yearly Rent and Service Charge will be determined in accordance with the Arbitration Act 1996 by an arbitrator appointed in default of agreement between the parties by the President of the Royal Institution of Chartered Surveyors on the application of either party,

5.                                      Option to determine

5.1                               If the Premises (or any part) or any part of the Common Parts or External Areas required for the use of the Premises and the exercise of the rights granted to the Tenant in accordance with this Lease, are destroyed or damaged by an Insured Risk and the Landlord has not commenced rebuilding or reinstating the Premises and/or any such Common Parts and/or External Areas within two years of the damage or destruction occurring for any reason beyond the control of the Landlord either the Landlord or the Tenant may terminate this Lease with immediate effect by giving to the other written notice to that effect at any time after the expiry of the period of 2 years,

5.2                               If at the date of expiry of the period from time to time insured for loss of the Yearly Rent all destruction or damage by an Insured Risk to the Premises or any of the Common Parts or External Areas required for the use of the Premises and the exercise of the rights granted to the Tenant in accordance with this Lease have not been reinstated and made good and the Premises are still unfit for occupation and use and/or inaccessible, the Landlord or the Tenant may by written notice to the other given at any time within six months after such date and whilst the Premises are still unfit for occupation and use and/or inaccessible determine the Term with immediate effect.

5.3                               Any determination of this Lease under this paragraph will be without prejudice to any claim in respect of any antecedent breach of the obligations under this Lease.

6.                                      Retention of insurance proceeds

On the termination of this Lease under paragraph 5, or if this Lease is terminated by the operation of the doctrine of frustration, the Landlord will be entitled to retain the insurance proceeds for its exclusive benefit.

7.                                      Uninsured Damage

The following provisions apply in the event of Uninsured Damage:

7.1                               Within six (6) months following any Uninsured Damage occurring the Landlord will give written notice to the Tenant (an “Election Notice”) stating whether or not it proposes to rebuild or reinstate the Building, the Premises and the External Areas which has been the subject of the Uninsured Damage.

7.2                               If the Election Notice states that the Landlord proposes to rebuild or reinstate the Premises and the External Areas then for the purposes of this Lease the Uninsured Damage shall be deemed to have been damage by Insured Risks, and the provisions of paragraphs 3 and 5.1 will apply and in such circumstances the Landlord will use its own moneys in the place of the insurance proceeds to effect such rebuilding or reinstatement;

7.3                               If the Election Notices states that the Landlord does not propose to rebuild or reinstate the Premises and/or the External Areas or if no Election Notice is served strictly within the period of six months referred to in paragraph 7.1 then the Tenant may at any time after service of the Election Notice or the expiry of such six month period (as the case may be), give written notice to the Landlord to determine the Term with immediate effect and the provisions of paragraph 5.3 shall apply.

7.4                              The Yearly Rent and Service Charge (or a fair proportion of them according to the nature and extent of the damage) ceases to be payable from the date of occurrence of the Uninsured Damage until the earlier of the termination of the Lease pursuant to Clause 7.3 and the date on which the Premises are again fit for occupation and use and accessible.

Schedule 5

Rent Review Provisions

1.                                      Upwards only rent review

Until the Review Date the Yearly Rent will be the Initial Rent and thereafter during each successive Review Period the Yearly Rent will be whichever is the greater of:

1.1                               the Yearly Rent reserved by this Lease immediately prior to the Review Date; and

1.2                               the Open Market Rent agreed or in default of agreement determined in accordance with this schedule,

2.                                      Open Market Rent

The Open Market Rent will be the annual rent at which the Premises might be expected to be let in the open market on the Review Date:

2.1                               as a whole by a single lease;

2.2                               by a willing landlord to a willing tenant;

2.3                               with vacant possession;

2.4                               following the expiry of any period at the beginning of the term which might be negotiated in the open market for the purpose of fitting out only, during which no rent or a concessionary rent is payable;

2.5                               without a fine or premium;

2.6                               for a term of 5 years commencing on the Review Date with a tenant’s break option at the end of the second and third years;

2.7                               otherwise on the same terms (other than as to the amount of the Yearly Rent but including provisions for rent review at 5 yearly intervals) as contained in this Lease;

2.8                               on the assumptions that:

(a)                                 the Premises are ready to receive the willing tenants fitting out works but are otherwise fit and available for immediate occupation and use;

(b)                                 all obligations contained in this Lease on the part of the Landlord and the Tenant have been fully complied with;

(c)                                  if the Premises or any premises of which they form part or any part of them have been damaged or destroyed they have been fully reinstated;

(d)                                 the Premises may be lawfully used for the Permitted Use;

2.9                               but disregarding any effect on rent of:

(a)                                 the fact that the Tenant or any undertenant or any of their respective predecessors in title or any other occupier of the Premises has been or is in occupation of the Premises;

(b)                                 any goodwill attaching to the Premises by reason of any business carried on at the Premises the Tenant or any permitted undertenant or other permitted occupier of the Premises or any predecessor in title to such business;

(c)                                  any effect on rent attributable to the existence of any alteration or improvement to the Premises completed at the expense of the Tenant or a permitted undertenant or any of their respective predecessors in title or any other authorised occupier (including the Tenant’s fit out works) with the consent of the Landlord during the Term or prior to the Term under an agreement for the grant of this lease and not in pursuance of an obligation to the Landlord or its predecessors in title provided that any obligation in any licence for alterations requiring the work thereby permitted to be carried out to a certain standard or regulating the manner or the time within which such works are to be carried out or obligations requiring compliance with any statute, order or regulations or requirements of the Landlord’s insurers shall not be deemed to be an obligation to the Landlord or its predecessors In title;

(d)                                 any work carried out to the Premises which has diminished the rental value of the Premises at the Review Date; and

(e)           so far as may be permitted by law any Rent Restrictions.

3.                                      Determination by the Review Surveyor

3.1                               The Open Market Rent may be agreed in writing between the Landlord and the Tenant at any time but if the Landlord and the Tenant have not agreed the Open Market Rent three months prior to the Review Date then:

(a)                                 either party may require that it be determined by the Review Surveyor;

(b)                                 in default of agreement between the Landlord and the Tenant as to the identity of the Review Surveyor either party may apply to the President of the Royal Institution of Chartered Surveyors or his nominee for the appointment of the Review Surveyor.

3.2                               The Review Surveyor will act as an arbitrator in accordance with the Arbitration Act 1996 unless prior to his appointment as an arbitrator the Landlord and the Tenant agree in writing that he should be appointed as an expert.

3.3                               If the Review Surveyor acts as an expert:

(a)                                 he will give both parties the opportunity to make representations to him before making his determination and will have due regard to those representations (but he will not he bound to take them into account in reaching his decision);

(b)                                 he will be entitled to order that the costs of the determination be borne by the parties in whatever proportions he may prescribe and if no order is made they will be borne equally and the parties will otherwise bear their own costs; and

(c)                                  his determination will be final and binding (save as to questions of law or in case of manifest error).

3.4                               In any event:

(a)                                 if requested by either party in writing the Review Surveyor will be bound to provide detailed reasons for his determination;

(b)                                 if either party falls to pay any sums in respect of the Review Surveyors costs of the determination then the other party may make such payment and will be entitled to recover the cost from the first party on demand; and

(c)                                  if the Review Surveyor dies or becomes unwilling to act or incapable of acting for any reason or fails to act with reasonable expedition another surveyor will be appointed in his place in a like manner and this process may be repeated as many times as necessary.

4.                                     Interim payment

4.1                               If the reviewed Yearly Rent has not been agreed or the Review Surveyors determination has not been published before the Review Date:

(a)                                 the Tenant will continue to pay Yearly Rent at the rate applicable immediately prier to the Review Date; and

(b)                                 if the reviewed rent when agreed or determined is greater than the Yearly Rent reserved by this Lease immediately prior to the Review Date the Tenant will within 14 days of the reviewed rent having been agreed or determined, pay to the Landlord an amount equal to the difference between the reviewed rent and the Yearly Rent actually paid for the period since the Review Date together with Interest (calculated at 3% below the Interest Rate for the purposes of this schedule only) on such sum.

4.2                               If any Rent Restrictions are in force at the Review Date:

(a)                                 if the Rent Restrictions prohibit or restrict the right of the Landlord to review the Yearly Rent on the Review Date in accordance with the terms of this Lease the Landlord may on each occasion that any such Rent Restriction is removed or relaxed require the rent to be reviewed by giving notice in writing to the Tenant expiring on or after the date of each such removal or relaxation; and

(b)                                 if the Rent Restrictions prohibit or restrict the right of the Landlord to collect any increased Yearly Rent following a rent review such increased Yearly Rent wilt remain due and payable as between the Landlord and the Tenant and will be paid to the Landlord following the removal or relaxation of the Rent Restrictions (to the extent then permitted) in accordance with paragraph 4.1(b) as if the removal or relaxation of the Rent Restriction were the agreement or determination of the rent review.

5.                                      Memorandum of reviewed rent

As soon as possible after the reviewed rent is agreed or determined pursuant to this schedule, a memorandum recording the outcome of the review will be signed on behalf of the Landlord and the Tenant respectively.

6.                                      Time not of the essence

Time is not of the essence for the purposes of this schedule.

Schedule 6

Guarantor Covenants

1.

1.1                               The Guarantor covenants with the Landlord (as principal and not merely as surety) that at all times during the Term when the Tenant is bound by the Tenant Covenants of this Lease (whether directly or indirectly) (the “Liability Period”) the Tenant will pay the Yearly Rent and observe and perform the Tenant’s obligations in accordance with this Lease and if the Tenant defaults the Guarantor will pay and make good to the Landlord on demand all losses, damages, costs and expenses incurred by the Landlord or arising as a result of the Tenant’s default.

1.2                               The Guarantor’s guarantee made pursuant to paragraph 1.1 of this schedule 6 shall at all times be a continuing security and shall cover the ultimate balance of all monies payable by the Tenant to the Landlord under this Lease irrespective of any intermediate payment or discharge in full or in part of the Guarantor’s obligations to the Landlord under this Lease.

2.                                      The Guarantors liability under paragraph 1.1 will be unaffected by:

2.1                               any delay of the Landlord in enforcement of any breach;

2.2                               any time or indulgence given to the Tenant by the Landlord;

2.3                               any refusal by the Landlord to accept any payment from the Tenant or any failure to demand such payment following the breach of any obligation;

2.4                               any agreement with the Tenant, any licence or consent granted to the Tenant or any variation of the terms of this Lease;

2.5                               the Tenant ceasing to exist; or

2.6                               any increase or reduction in the Premises or the Yearly Rent (but not so as to render the Guarantor liable in relation to any premises surrendered in respect of the period after such surrender).

3.                                      The Guarantor covenants with the Landlord (as principal and not merely as surety) that at all times during the Liability Period when the Tenant is bound by an Authorised Guarantee Agreement the Tenant will fulfil Its obligations under that agreement and if the Tenant defaults the Guarantor will on demand do so instead and indemnify the Landlord against all consequences of that failure notwithstanding:

3.1                               any time or indulgence given to the Tenant by the Landlord;

3.2                              any variation of the terms of the Authorised Guarantee Agreement by agreement between the Landlord and the Tenant;

3.3                               any other act, matter or thing apart from the express release in writing of the Guarantor by the Landlord.

4.                                      If this Lease is disclaimed following the liquidation or bankruptcy of the Tenant or is forfeited or the Tenant (being a company) is struck off or ceases to exist (the “Event”) the Guarantor will:

4.1                               if required by the Landlord in writing within six months after the date the Landlord receives written notice of the Event accept (and execute and deliver to the Landlord the counterpart of) a new lease of the Premises for a term equal to the residue of the Term from the date of the Event at the then current Yearly Rent and otherwise on the same terms as the Lease and pay the legal costs of such new lease; or

4.2                               (if the Landlord does not require the Guarantor to take a new lease of the Premises pursuant to paragraph 4.1) pay to the Landlord on demand an amount equal to the difference between any money received by the Landlord for the use and occupation of the Premises and (if higher) the Yearly Rent and any other sums which would have been payable had the Event not occurred for the period from the date of the Event until whichever is the earlier of:

(a)                                 the date six months after receipt of notice of the Event; and

(b)                                 the date upon which the Premises are wholly relet provided that for the purpose of this paragraph 4.2 the Premises shall not be deemed to have been relet until the expiry of any rent free period granted by the Landlord to the ingoing tenant,

5.                                      If on the commencement date of the new lease of the Premises granted pursuant to paragraph 4,1 a Review Date has occurred but the reviewed Yearly Rent has not been agreed or determined then the rent first reserved by such new lease will initially be equal to the Yearly Rent payable under this Lease immediately prior to such Review Date but the second day of the term of such new lease will be an additional Review Date.

6.                                      Where two or more persons have guaranteed the obligations of the Tenant the release of one or more of them will not release the other(s).

7.                                      Until the Guarantor has fully satisfied all its obligations to the Landlord under this Lease the Guarantor will not seek to exercise any right or remedy against the Tenant or its assets nor accept any security therefor nor any assets in satisfaction of such liability and such rights and remedies will rank in all respects after the obligations to the Landlord under this Lease,

Schedule 7

Part I - Services

1.                                      Building

The Fabric of the Building

1.1                               Inspecting, cleaning, decorating and keeping in good and substantial repair and condition:

(a)                                 The foundations, roof, structure and outside of the Building;

(b)                                 The Common Parts;

(c)                                  Plant and Conduits (but not those within and exclusively service the Premises or Lettable Areas);

(d)                                 Any access pass system operated by the Landlord at the Building and where such system is operated the provision of a reasonable number of access pass cards to the relevant tenants; and

(e)                                  Any other parts of the Building and External Areas not comprised in Lettable Areas.

1.2                               Providing utility supplies to and drainage from the Building.

1.3                               Entering into maintenance and any other requisite contracts in relation to the Plant,

The Common Parts and External Areas

1.4                               Outside window-cleaning,

1.5                               Lighting the Common Parts and the Car Park,

1.6                               Carpeting, furnishing and equipping the Common Parts.

1.7                               Providing heating, air conditioning and hot and cold water to the Building including the toilets on the second floor of the Building.

1.8                               Equipping and cleaning any toilets in the Common Parts including the toilets on the second floor of the Building.

1.9                              Providing appropriate signage both in the Common Parts and External Areas.

1.10                        Providing refuse bins and the operation of a refuse collection service.

1.11                        Providing security for the Building and the External Areas, including patrols, observation and communications systems, and installing additional equipment.

1.12                        Cleansing and maintaining the External Areas, including tending any landscaping.

1.13                        Pest control,

1.14                        Providing, either permanently or at times which the Landlord (acting reasonably) considers appropriate, pictures, plants, floral displays and other decorations in the Common Parts,

1.15                        Paying rates, taxes or assessments on the Common Parts, the External Areas and any property used exclusively (or substantially so) for providing the Services,

1.16                        Provision of a security guard during Business Hours,

Legal Compliance

1.17                        In relation to the Building (except Lettable Areas) and the External Areas:

(a)                                 Complying with all laws and the matters subject to which this Lease is granted.

(b)                                 Doing any works and providing any services, facilities or Plant as may be required by law.

1.18                        Providing fire prevention, fire fighting and fire alarm equipment and signage as may be required by law, a competent authority or insurers (other than anything which tenants of Lettable Areas must provide,

1.19                        Making representations against, or otherwise contesting the incidence of, any legal requirement or prospective legal requirement which will or may affect the Building or the External Areas.

1.20                        Payments which the Landlord may be required to make:

(a)                                 To other persons in respect of the matters subject to which this Lease is granted; and

(b)                                 To the repair, decoration, inspecting, testing, maintenance or renewal of any areas, facilities, structures or amenities used by the Building. or External Areas in common with other property or persons.

1.21                       Enforcing the Regulations and any covenants against occupiers of the Building,

Staff and Agents

1.22                        Engaging the Managing Agent or, if the Landlord does not engage an independent Managing Agent, a sum payable to the Landlord equal to 10% of the Service Charge and Estate Service Charge,

1.23                        Employing staff in connection with the Services, including all Incidental expenditure such as pensions, national and other welfare insurance, training, redundancy, clothing, tolls, machinery, equipment and vehicles which, in each case, the Landlord considers are required for the proper performance by the staff of their duties or which arise out of the employment of the staff by the Landlord.

1.24                        Engaging professional advisers in relation to the delivery of any Services and the incidence and recovery of the Service Charge and the Estate Service Charge,

General

1.25                        Dealing with insurance claims relating to the Building, the Common Parts and the External Areas,

1.26                        Leasing any item required in connection with the Services.

1.27                        Preparing and issue of certificates, accounts and audits in respect of the Service Charge and the Estate Service Charge and each tenant’s service charge.

1.28                        Payment of irrecoverable VAT.

1.29                        Doing other works or providing other services which the Landlord (acting reasonably) considers appropriate for maintaining or improving services in the Building and the External Areas for the benefit of tenants in the Building generally, having regard to the principles of good estate management.

2.                                      Estate

2.1                               To clean maintain service repair rebuild renew reinstate and where appropriate wash down treat repaint and redecorate and otherwise keep in good condition:

(a)                                 the Estate Roads the lake and other landscaped areas the Estate lighting system the Estate signboards the boundary walls and fences of the Estate and all other parts of the Estate and the facilities thereon the use and enjoyment of which is common to the tenants of the Building and the other tenants or occupiers on the Estate

(b)                                 all Conduits the use of or benefit from which is common to the tenants of the Building and the other tenants or occupiers on the Estate

2.2                               To provide maintain renew replace repair and keep in good and serviceable order and condition all fixtures and fittings bins receptacles tools appliances materials and other things which the Landlord (acting reasonably) may in the interests of good estate management deem reasonably desirable or reasonably necessary for the maintenance upkeep or cleanliness on the Estate

2.3                               To employ such staff or contract for the services of such firms or companies as the Landlord may at its reasonable discretion deem reasonably desirable or reasonably necessary to enable the Landlord to carry out its obligations hereunder in relation to the Estate or any of them and for the general conduct management and security of the Estate and all parts thereof

2.4                               To bear pay and discharge all existing and future rates (including water rates) taxes duties assessments charges (including metered water charges) impositions and outgoings whatsoever assessed charged and imposed upon the Estate or on the owner in respect thereof but excluding any assessment made in respect of the Building or any other premises on the Estate demised or intended to be demised to a tenant on terms that the tenant is responsible for such outgoings

2.5                               To maintain cultivate and as and when necessary to re-plant all the landscaped areas on the Estate

2.6                               To clean maintain the lake and stock the same with fish

2.7                               To provide reasonable lighting of the common parts of the Estate

2.8                               The insurance of the common parts of the Estate in accordance with the Transfer

Part 2 - Service Charge

1.

1.1                              “Annual Service Cost” in each Accounting Period shall be the aggregate of the sums actually and properly expended or liabilities properly incurred by the Landlord in connection with the following matters:

(a)                                the reasonable and proper cost of providing those Services set out in paragraph 1 of part 1 of schedule 7

(b)                                the reasonable and proper cost of taking out and maintaining in force an effective insurance policy or policies against any claim or liability which the Landlord may reasonably deem prudent in connection with the management and/or maintenance of the Building

(c)                                 the reasonable and proper cost of employing (whether by the Landlord or the Managing Agent or any other individual firm or company) such staff as the Landlord may in its reasonable discretion deem necessary for the performance of those Services set out in paragraph 1 of part 1 of schedule 7 and all reasonable and proper incidental expenditure in relation to such employment including insurance pension and welfare contributions transport facilities the provision of uniforms and working clothes and the provision of necessary accommodation (but not residential accommodation) either in the Building the Estate or elsewhere

(d)                                the reasonable and proper cost of the carrying out of other work or providing services of any kind whatsoever which may be reasonably necessary for the purpose of maintaining or improving services to the Building for the benefit of the occupiers of the Building as a whole

(e)                                 all reasonable and proper fees and expenses (and any VAT payable on them) payable to any person firm or company whom the Landlord may from time to time employ in connection with the general management administration security maintenance protection and cleansing of the Building including the performance of the Landlord’s covenants and the cost of collecting the service charge and preparing statements of the Annual Service Cost

(f)                                  the reasonable and proper cost of complying with all statutory requirements regulations or requirements of any competent local or other authority relating to the Building insofar as such requirements are not the obligation of the Tenant or other tenants or occupiers of the Building

(g)                                 the reasonable and proper cost of the Landlord of abating a nuisance in respect of the Building or any part thereof insofar as the same is not the liability of any individual tenant

(h)                                the reasonable and proper cost of the provision of electricity for the Common Parts and the lift

(i)                                    provided that there shall be excluded from the Service Charge:

(i)                                    any expenditure on any part of the Building for which any other tenant shall be directly responsible;

(ii)                                 the initial construction and equipping of the Premises or the Building or any subsequent development or redevelopment of the Building including any costs and expenditure in respect of the replacement of the roof of the Building (whether the same occurs prior to or after the date of this Lease) and the cost of any expenditure relating to the remedying of any defects in the roof repair and/or replacement works carried out by the roofing contractor appointed by the Landlord to carry out such work in compliance with the Landlord’s obligation in the agreement for this Lease and any expenditure in respect of any upgrade in the specification of the air conditioning plant on the roof of the Building;

(iii)                              collection of rents (other than Service Charge) the review of rents and the letting of other dispositions within the Building;

(iv)                             any loss or damage resulting from an Insured Risk excluding any excess which is standard for the class of insurance which is attributable to the Common Parts;

(v)                                the carrying out of any work or any expenditure in relation to Lettable Units which works or expenditure would be the responsibility of the tenant of such Lettable Units if it was demised by a lease containing provisions similar to those contained in this Lease;

(vi)                             enforcing covenants against any tenant or occupier of any part of the Building;

(vii)                          expenditure to the extent that the amount of it is recovered by the Landlord from any party other than a tenant or occupier of Lettable Units pursuant to the service charge payable by such tenant or occupier;

(viii)                       all costs relating to the replacement or other substantial works (but not ongoing maintenance contracts) carried out to or in respect of any air conditioning plant which exclusively serves one or more other Lettable Units in the Building but which does not serve the Premises;

(ix)                             all auditors’ fees other than in respect of auditing the service charge accounts once a year;

(x)                                all costs relating to the replacement of any items except where the same are uneconomic to repair;

(xi)                             the amount by which the service charge for any other tenant or occupier of the Building exceeds any service charge cap for such tenant or occupier.

1.2                              “Interim Service Charge” means such reasonable sum to be paid on account of the Service Charge in respect of each Accounting Period as the Landlord shall specify the first payment of the Interim Service Charge (on account of the Service Charge for the Accounting Period during which this lease is executed) shall be made on the execution hereof and thereafter shall be paid by equal payments in advance on the 24 June and 25 December in each year and in case of default shall be recoverable as rent in arrear

1.3                              “Service Charge”‘ means a fair and reasonable proportion of the Annual Service Cost in relation to the Building in respect of each calendar year running from 1 January and ending on 31 December next following or such other period as the Landlord may determine (“Accounting Period”)

3.                                     As soon as practicable after the end of each Accounting Period (and the Landlord shall use all reasonable endeavours to provide the same within 6 months of the end of each Accounting Period) the Landlord will submit to the Tenant an itemised statement certified by the auditor for the time being of the Landlord or of the Managing Agents (“Auditor”) containing the following information:

(a)                                the amount of the Annual Service Cost

(b)                                the amount of the interim Service Charge paid by the Tenant in respect of that Accounting Period together with any surplus carried forward from the previous Accounting Period

(c)                                 the amount of the Service Charge in respect of that Accounting Period and of any excess or deficiency of the Service Charge over the Interim Service Charge

2.                                     The Certificate of the Auditor as to the amount of the Annual Service Cost and as to the amount of the Service Charge in respect of the Demised Premises in any Accounting Period shall (save In the case of manifest error) be conclusive and binding on the Landlord and the Tenant

3.                                     If the Interim Service Charge paid by the Tenant in respect of any Accounting Period exceeds the Service Charge for that period the surplus of the interim Service Charge so paid over and above the Service Charge shall be paid by the Landlord to the Tenant within ten (10) working days of being ascertained

4.                                     If the Service Charge in respect of any Accounting Period exceeds the Interim Service Charge paid by the Tenant in respect of that Accounting Period together with any surplus from previous years carried forward as aforesaid then the Tenant shall pay the excess to the Landlord within 28 days of service upon the Tenant of the statement referred to above and in case of default the same shall be recoverable from the Tenant as rent in arrear

5.                                     Any disagreement or dispute between the parties relating to the Service Charge shall be referred to an independent surveyor acting as an expert appointed jointly by the Landlord and Tenant or in the case of dispute an independent surveyor of at least ten years standing with experience of service charge disputes nominated at the request of either the Landlord or of the Tenant by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors (whose nomination shall be binding on the parties hereto)

Schedule 8

Estate Service Charge

1.

1.1                              “Estate Service Charge” means a fair and reasonable proportion of the Building’s Proportion of the Estate Annual Service Cost in respect of each calendar year running from 1 January and ending on 31 December next following or such other period as the Landlord may determine (“Accounting Period”)

1.2                              “Interim Estate Service Charge” means such fair and reasonable and proper sum to be paid on account of the Estate Service Charge in respect of each Accounting Period as the Landlord shall reasonably specify.  The first payment of the Interim Estate Charge (on account of the Estate Service Charge for the Accounting Period during which this Lease is executed) shall be made on the execution hereof and thereafter shall be paid by equal payments in advance on 24 June and the 25 December in each year and in case of default shall be recoverable as rent in arrear

1.3

(a)                                “Building’s Proportion” means the proportion which the Area of the Building bears to the Total Estate Area

(b)                                “Area” means the net lettable area of the Building measured in accordance with the Code of Measuring Practice issued by the Royal Institution of Chartered Surveyors from time to time

(c)                                 “Total Estate Area” means the aggregate of the net lettable areas of all the buildings on the Estate from time to time (including the Building) which are either let or if unlet are or were constructed or adapted for letting from time to time and measured In accordance with 1.3(b) above

(d)                                If at any time during the Term there is a change in the Total Estate Area the Landlord’s Surveyor shall give notice in writing of such change to the Tenant and the resulting variation of the Building’s Proportion shall be agreed between the parties or (in default of agreement within two months of the service of the Landlord’s Surveyor’s notice) determined by the Landlord’s Surveyor (acting as an expert and not as an arbitrator)

If the Landlord’s Surveyor’s notice is served during the first half of the Accounting Period the variation of the Building’s Proportion agreed or determined as provided above shall take effect from the beginning of that Accounting Period If the Surveyor’s notice is served during the second half of the Accounting Period the variation of the Building’s Proportion agreed or determined as provided above shall take effect from the beginning of the Accounting Period next following the service of such notice

1.4                              “Estate Annual Service Cost” in each Accounting Period shall be the aggregate of the reasonable and proper sums expended or liabilities incurred by the Landlord in connection with the following matters together with such reserve as is provided for in paragraph 2 of this schedule:

(a)                                 the reasonable and proper cost of providing those Services set out in paragraph 2 of part 1 of schedule 7

(b)                                 the reasonable and proper cost of taking out and maintaining in force an effective insurance policy or policies against:

(i)                                    the Insured Risks in respect of those parts of the Estate or the facilities thereof the use and benefit of which is common to the Tenant and the tenants and occupiers of the Estate

(ii)                                 provided that there shall be excluded from the Estate Service Charge any claim or liability which the Landlord may reasonably deem prudent in connection with the management and/or maintenance of the Estate

(c)                                 the reasonable and proper cost of employing (whether by the Landlord, managing agents or any other individual firm or company) such staff as the Landlord may in its reasonable discretion deem reasonably necessary for the performance of those Services set out in paragraph 2 of part 1 of schedule 7 and all reasonable and proper incidental expenditure in relation to such employment including insurance pension and welfare contributions transport facilities the provision of uniforms and working clothes and the provision of necessary accommodation (but not residential accommodation) either on the Estate or elsewhere

(d)                                the amount which the Landlord shall be called upon to pay as a contribution towards the expense of repairing maintaining and cleansing all ways roads pavements sewers drains pipes water-courses party walls party structures party fences walls or other conveniences which may belong to or be used for the benefit of the Estate in common with other premises near or adjoining thereto

(e)                                 the reasonable cost of the carrying out of other work or providing services of any kind whatsoever which the Landlord may reasonably consider necessary for the purpose of maintaining or improving services to the Estate for the benefit of the occupiers of the Estate as a whole

(f)                                  all reasonable and proper fees and expenses (and any VAT payable on them) properly payable to any person firm or company (other than the Landlord) whom the Landlord may from time to time employ in connection with the general management administration security maintenance protection and cleansing of the Estate including the performance of the Landlord’s covenants and the cost of collecting the Estate Service Charge and preparing statements of the Estate Annual Service Cost provided that such fees and expenses shall riot exceed 15% of the Estate Annual Service Cost

(g)                                 the proper cost of complying with all statutory requirements regulations or requirements of any competent local or other authority relating to the Estate insofar as such requirements are not the obligation of the Tenant or other tenants or occupiers of the Estate

(h)                                the reasonable and proper cost of the Landlord of abating a nuisance in respect of the Estate or any part thereof insofar as the same is not the liability of any individual tenant

(i)                                    the cost of the provision of electricity for the Estate lighting system

(j)                                   any reasonable interest and banking charges reasonably incurred in respect of money properly borrowed to fund any deficit of the Estate Annual Service Cost

(k)                                the cost of keeping the lake stocked with fish

provided that there shall be excluded from the Estate Service Charge any expenditure on any part of the Estate for which any other tenant shall be directly responsible.

2.                                     Any reserve for anticipated future expenditure to be incurred in relation to the Estate Annual Services Costs as the Estate management company may reasonably deem appropriate (in accordance with the terms of the Transfer) and the amounts so provided shall form part of the Estate Annual Service Cost.

3.                                     As soon as practicable after the end of each Accounting Period the Landlord will submit to the Tenant an itemised statement certified by the Auditor containing the following information:

3.1                              the amount of the Estate Annual Service Cost

3.2                              the amount of the Estate Interim Service Charge paid by the Tenant in respect of that together with any surplus carried forward from the previous Accounting Period

3.3                              the amount of the Estate Service Charge in respect of that Accounting Period and of any excess or deficiency of the Estate Service Charge over the Estate Interim Service Charge

4.                                     The Certificate of the Auditor as to the amount of the Estate Annual Service Cost and as to the amount of the Estate Service Charge in respect of the Premises in any Accounting Period shall (save in the case of manifest error) be conclusive and binding on the Landlord and the Tenant provided that the Tenant shall be entitled to inspect all invoices receipts and vouchers in respect of the Estate Annual Service Cost

5.                                     If the Estate Interim Service Charge paid by the Tenant in respect of any Accounting Period exceeds the Estate Service Charge for that period the surplus of the Estate interim Service Charge so paid over and above the Estate Service Charge shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Estate Service Charge in succeeding Account Periods

6.                                     If the Estate Service Charge in respect of any Accounting Period exceeds the Estate Interim Service Charge paid by the Tenant in respect of that Accounting Period together with any surplus from previous years carried forward as aforesaid then the Tenant shall pay the excess to the Landlord within twenty eight days of service upon the Tenant of the statement referred to above and in case of default the same shall be recoverable from the Tenant as rent in arrear

Schedule 9

Form of Authorised Guarantee Agreement

This Agreement is made on                                          20••

Between:

(1)                                • a [Limited (company number: •) whose registered office is at (of] • (the “Landlord”): and

(2)                                • [Limited (company number: •) whose registered office is at] [cal • (the “Tenant”)[; and][.]

((3)                            • a [Limited (company number: •) whose registered office is at] (of) • (the “Guarantor”)}

It is agreed as follows:

1.                                     Definitions and interpretation

1.1                              In this Agreement, unless the context otherwise requires, the following definitions will apply:

“1954 Act” means the Landlord and Tenant Act 1954 (as amended).

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995.

“2003 Order” means the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

“Agreement” means this authorised guarantee agreement.

“Assignee” means the assignee so named in the licence to assign (of even date](dated •].

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are open for business in the City of London.

“Lease” means the lease of the Premises dated • made between • (1) [(and] • (2) [and • (3)] for a term of • years expiring on • (as supplemented or varied from time to time whether by deed, licence or otherwise) together with any continuation or extension of it whether by agreement, statute or otherwise.

“New Lease” means a new lease of the Premises on the terms set out in clause 3,2,

“Premises” means the premises known as • more particularly described in and demised by the Lease.

“Relevant Period” means the period starting on the date of assignment or transfer of the Lease to the Assignee and ending on the date when the Assignee is effectively released from the tenant covenants under the Lease by virtue of the 1995 Act,

“Term” means for a term of • years expiring on •.

1.2                               In this Agreement, unless the context otherwise requires:

1.2.1.1.   the terms “authorised guarantee agreement” and “tenant covenants” have the same meanings as given in section 28(1) of the 1995 Act;

1.2.1.2.   a reference to:

1.2.1.2.1.   a “person” includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality); and

1.2.1.2.2.   clauses and schedules are to clauses of and schedules to this Agreement and references to paragraphs are references to paragraphs of the schedule in which they appear;

1.2.1.3.   words in the singular include the plural and vice versa and words in one gender include any other gender; and

1.2.1.4.   the table of contents and headings are for convenience only and will not affect the interpretation of this Agreement.

2.                                      Authorised guarantee agreement

In consideration of the Landlord consenting to the assignment of the Lease by the Tenant to the Assignee the Tenant covenants with the Landlord as principal debtor and (without the need for any express assignment) with all of the Landlord’s successors in title:

2.1                               that during the Relevant Period the Assignee will pay the rents and other sums payable under the Lease and observe and perform all the covenants and conditions on the part of the tenant contained in the Lease, and in the event of the Assignee’s default, the Tenant will pay or observe and perform them;

2.2                               to indemnify the Landlord on demand against all losses, claims, demands, damages, costs and expenses incurred by the Landlord or arising as a result of any breach by the Assignee during the Relevant Period of the tenant covenants of the Lease, provided that the liability of the Tenant under this clause shall be no more onerous than the liability to which it would be subject as sole or principal obligor in respect of such tenant covenants.

3.                                      New lease

3.1                               If the Lease is disclaimed by a liquidator or a trustee in bankruptcy of the Assignee or the Assignee is wound up or ceases to exist [:

(a)                                 ]the Tenant will accept the New Lease from the Landlord [;and

3.1.1.                  the Guarantor will guarantee the performance by the Tenant of its obligations under the New Lease on the same terms as the guarantee contained in the Lease]

(if so required by the Landlord by written notice to the Tenant [and the Guarantor] within 6 months after the Landlord receives notice of that disclaimer or winding up or cessation of existence) and the Tenant [and the Guarantor] shall execute and deliver a counterpart of the Lease within one month after service of the Landlord’s request.

3.2                               The rights and obligations under the New Lease shall take effect from the date of the disclaimer or forfeiture or winding up or cessation of existence and the New Lease shall:

(a)                                 be for a term that expires on the same date as the Term;

3.2.1.                  (subject to the provisions of clause 3.3) reserve as an initial annual rent an amount equal to the rent which is reserved by the Lease on the date of the disclaimer or winding up or cessation of existence and which is subject to review on the same terms and dates provided by the Lease; [and]

3.2.2.                  otherwise be on terms no more onerous than the Lease.

3.3                               If on the commencement date of the New Lease a rent review date has occurred under the terms of the Lease but the reviewed rent has not been agreed or determined then the rent first reserved by the New Lease will initially be equal to the rent payable under the Lease immediately prior to such rent review date but the second day of the term of the New Lease will be an additional rent review date under the New Lease.

3.4                             The Tenant shall pay the Landlord’s solicitors costs and disbursements (on a full indemnity basis) and any VAT on them in relation to the New Lease.

3.5                               If the Landlord does not require the Tenant to take a new lease of the Premises, the Tenant will pay to the Landlord on demand a sum equivalent to the rents or other sums payable under the Lease for a period of 6 months or until the Landlord re-lets the Premises, whichever is the earlier.

4.                                      Tenant’s liability

4.1                               The liability of the Tenant under this Agreement will not be affected by:

(a)                                 any neglect or forbearance of the Landlord in enforcing payment of rents or observance or performance of any of the covenants and conditions of the Lease; or

4.1.1.                  any refusal by the Landlord at any time to accept any rent or other payment due under the Lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Premises; or

4.1.2.                  the surrender by the Assignee of part of the Premises (but not so as to render the Tenant liable in relation to any part of the Premises surrendered in respect of the period after such surrender); or

4.1.3.                  any variation of the terms of the Lease or any other act or omission, matter or thing (other than a release by deed given by the Landlord and subject always to the provisions of section 18 of the 1995 Act) by which but for this provision the obligations of the Tenant would have been discharged or diminished.

4.2                               If the Tenant is more than one person then each of those persons shall be jointly and severally liable for their respective obligations arising by virtue of this Agreement.

5.                                      [Guarantor

The Guarantor consents to the provisions of this Agreement and confirms that the guarantee given by it in respect of the Tenant’s obligations under the Lease will continue in full force and effect and will extend to any obligations of the Tenant contained in this Agreement and shall cover the ultimate balance of all monies payable by the Tenant to the Landlord under the Lease and this Agreement irrespective of any intermediate payment or discharge in full or in part of the Guarantor’s obligations to the Landlord under the Lease or this Agreement.]

6.                                      Additional provisions

6.1                               The Tenant shall not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Assignee in respect of any payment made by the Tenant pursuant to the guarantee and indemnity in this Agreement. If it otherwise receives any money in such proceedings or arrangement, it shall hold that money on trust for the Landlord to the extent of its liability to the Landlord.

6.2                               The Tenant warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Assignee in respect of any liability of the Assignee to the Tenant. If it does take or hold any such security it shall hold it for the benefit of the Landlord.

6.3                               The Tenant shall not be entitled to claim or participate in any other security held by the Landlord in respect of the Assignee’s obligations or to stand in the Landlord’s place in respect of any such security.

6.4                               Provisions in this Agreement are to be construed independently and if any provision is void or wholly or partly unenforceable, then that provision, to the extent that it is unenforceable, will be deemed not to form part of this Agreement, but the validity and enforceability of the remainder of that provision or this Agreement will not be affected.

7.                                      Indemnity

The Tenant shall indemnify the Landlord against all costs and claims arising from any breach of the terms of this Agreement.

8.                                      Notices

8.1                               Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post, prepaid special delivery or fax to the address of the party as set out at the top of page 1 or as otherwise notified in writing to the other party(ies) from time to time.

8.2                               Except as referred to in clause 8.3, a notice is deemed to have been served;

(a)                                 at the time of delivery if delivered personally;

3.2.1.                  48 hours after posting in the case of an address in the United Kingdom and 96 hours after posting for any other address; or

3,2.2,                  2 hours after transmission if served by fax during normal business hours of the recipient, and at the opening of the next normal Business Day if not sent during such normal business hours.

If the deemed time of service is not during normal business hours in the country of receipt, the notice is deemed served at, or, in the case of faxes, two hours after the opening of business on the next Business Day of that country.

8.3                               The deemed service provisions set out in clause 8.2 do not apply to:

(a)                                 a notice served by post, if there is a national or local disruption of postal services which affects the giving of the notice; and

8.3.1                     a notice served by fax, if the receiving party informs the sending party that the notice has been received in a form which is unclear.

8.4                               A party must not attempt to prevent or delay the service on it of a notice connected with this Agreement.

8.5                               If the receiving party consists of more than one person then a notice to one of them is notice to all.

9.                                      Governing law end jurisdiction

9.1                               This Agreement and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law,

9.2                               The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or neon-contractual) arising out of or in connection with this Agreement, its subject matter or formation.

10.                               Exclusion of third party rights

Unless expressly provided in this Agreement, no express term of this Agreement or any term implied under it is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it,

In witness this Deed has been executed and delivered on the date appearing at the head of page 1.

Schedule 10

Regulations

1.                                      To give the Landlord names and contact details for two individuals with keys to the Premises.

2.                                      in the interests of security, the Landlord may:

(a)                                 require those attending the Building to identify themselves and who they are visiting;

(b)                                 prevent anyone entering the Building unless they have a key to the Premises or authority from the Tenant or the permitted occupier of the Premises;

(c)                                  require the Tenant or the permitted occupier of the Premises to escort any visitor between the security or reception desk and the Premises; and

(d)                                 prevent anyone removing anything from the Building, unless they are authorise to do so by the Landlord, the Tenant or the permitted occupier of the Building;

and the required authority must be produced to the person requiring it or be confirmed by a statement from the person giving it.

3.                                      Delivery and despatch of goods, mail and other items to the Premises and access for workmen and materials may only be made through the service areas in the Common Parts and through the service entrances, lifts, stairs and corridors (if any).

4.                                      Where vehicles are allowed into any service area in the Building for deliveries:

(a)                                 they are only allowed at the times the Landlord specifies as notified to the Tenant in writing; and

(b)                                 the Landlord may specify a maximum time during which any vehicle may remain there;

and the Landlord may remove or immobilise any vehicles not complying with this regulation.

5.                                      The Tenant must:

(a)                                 keep refuse in suitable containers; and

(b)                                 ensure that the containers are available for collection when the Landlord specifies.

6.                                      The Tenant must not allow sound from loudspeakers or other artificially generated noise to be heard outside the Premises.

7.                                      The Tenant must not light or maintain open fires in the Building.

8.                                      The Tenant must not do or allow anything that is an annoyance or disturbance to the reasonable use of the Building by the Landlord or any occupiers.

9.                                      If the Tenant has parking rights, it must keep the spaces clean and tidy and only use them to park taxed, insured and roadworthy cars, motorcycles or light commercial vehicles,

10.                               To give the Landlord all the documents end other information it needs to keep the health and safety file for the Building up to date under the Construction (Design and Management) Regulations 2007.

Executed as a deed by Apia Nominee I Limited

acting by:

Director

Director / Secretary

Executed as a deed by Apia Nominee 2 Limited

acting by:

Director

Director / Secretary

Executed as a deed by G W Pharrna Limited

acting by:

Director

Director / Secretary